Exhibit 99.2

Everett Tackett, APR Director Public Relations ON Semiconductor (602) 244-4534 everett.tackett@onsemi.com	Scott Sullinger Director Investor Relations ON Semiconductor (602) 244-3437 scott.sullinger@onsemi.com

ON Semiconductor Announces Amendment to Senior Bank Facilities
that Provides Greater Operational Flexibility

PHOENIX, Ariz. – March 3, 2003 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that it has amended its senior bank facilities in conjunction with the sale of $200 million aggregate principal amount of the company’s 12 percent senior secured notes due 2010. In combination, these transactions are expected to significantly increase the company’s operating flexibility through the elimination of certain financial maintenance covenants and the reduction of debt maturities through 2006.

Specifically, the bank amendment:

•	Eliminates minimum interest expense coverage ratio and maximum leverage ratio requirements through the final maturity of the senior bank facilities in 2007;

•	Provides for a minimum EBITDA maintenance requirement of $140 million for any four consecutive fiscal quarters;

•	Amends the limitation on capital expenditures to provide for:

•	a maximum capital expenditure requirement for each fiscal year beginning in 2004 of $100 million, plus

•	50 percent of the amount, if any, by which EBITDA in the prior fiscal year exceeds $200 million, plus

•	the unused amount of permitted capital expenditures in the prior year.

     “Although ON Semiconductor has been in full compliance with the previous financial covenants, we believe the notes offering and bank amendment presented an opportunity to significantly improve the company’s capital structure,” said Keith Jackson, ON Semiconductor president and CEO. “These two transactions eliminate certain restrictive financial maintenance covenants for the duration of the senior bank facilities, and reduce required debt principal

ON Semiconductor Announces Amendment to Senior Bank Facilities that Provides Greater Operational Flexibility
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payments through 2006 by approximately $180 million. As a result of the senior secured notes issuance and the notes issuance that occurred in May 2002, as previously announced, outstanding amounts have been reduced under the company’s senior credit facilities by approximately $460 million.”

     “These actions provide significant additional flexibility to better enable us to execute our business strategy, increase market share, expand margins, return to profitability, and position ourselves for further recovery in the economy and the semiconductor industry.”

About ON Semiconductor

     ON Semiconductor (NASDAQ: ONNN) offers an extensive portfolio of power and data management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s Web site at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. Although the company references its Web site in this news release, information on the Web site is not incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to an increase in the company’s operating flexibility, improvement in the company’s capital structure, increases in market share, expanding margins, a return to profitability and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, our transfer to the NASDAQ SmallCap Market (including impairment of the marketability and liquidity of our common stock, the impairment of our ability to raise capital and other risks associated with trading on the SmallCap), risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2001 under the caption “Trends, Risk and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.